UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  July 30, 2008

DYNAMICS RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 000-02479

MASSACHUSETTS	04-2211809
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

60 FRONTAGE ROAD, ANDOVER, MASSACHUSETTS 01810-5498
(Address of principal executive offices) (Zip Code)

978-289-1500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 1, 2008, Dynamics Research Corporation (the “Company”) completed the acquisition of Kadix Systems, LLC (“Kadix”) for approximately $42 million in cash with the potential for additional consideration of up to $5 million, based on achievement of certain conditions.  Kadix maintains practice specialties in organizational change, human capital, information technology, public and environmental health and learning and organizational development.  Kadix is focused on the U.S. Department of Homeland Security, Marine Corps information technology, military medical health, and federal civilian markets.  Kadix currently has about 270 employees and is headquartered in Arlington, VA with additional offices in Greater Washington, DC, Aberdeen, MD, and Fort Sam Houston, TX.  Kadix had annual revenues of $23 million for the year ended December 31, 2007.

The terms of the acquisition of Kadix are set forth in the Membership Interest Purchase Agreement dated July 30, 2008, between the Company, Kadix and Daisy D. Layman, the sole member of Kadix (the “Seller”), filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

The terms of the transaction and the consideration paid by the Company to Seller were a result of arm’s length negotiations between the Company’s representatives and representatives of Seller. Prior to the completion of the transaction, neither the Company nor, to the Company’s knowledge, any of its directors and officers and their respective associates had any material relationship with Seller. The Company used borrowings under the unsecured financing agreement described in Item 2.03 below to pay the consideration for the acquisition on the closing date.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 1, 2008, the Company entered into a new unsecured credit facility (the “facility”) with its bank group to restructure and increase the Company’s credit facility to $65.0 million. The facility provides for a $40.0 million, five-year term loan (the “term loan”) and a $25.0 million, five-year revolving credit agreement for working capital (the “revolver”). The bank group, led by Brown Brothers Harriman & Co. as a lender and as administrative agent (when acting in such capacity, the “Administrative Agent”), also includes TD Bank, N.A. and Bank of America, N.A. The term loan and the revolver replace the Company’s previous $50.0 million revolving credit agreement, which was entered into on September 29, 2006.

On an ongoing basis, the facility requires the Company to meet certain financial covenants, including maintaining a minimum net worth and certain cash flow and debt coverage ratios. The covenants also limit the Company’s ability to incur additional debt, pay dividends, purchase capital assets, sell or dispose of assets, make additional acquisitions or investments, or enter into new leases, among other restrictions. In addition, the facility provides that the bank group may accelerate payment of all unpaid principal and all accrued and unpaid interest under the facility, upon the occurrence and continuance of certain events of default, including, among others, the following:

•	Any failure by the Company and its subsidiaries to make any payment of principal, interest and other sums due under the facility within three calendar days of the date when such payment is due;

•	Any breach by the Company or any of its subsidiaries of certain covenants, representations and warranties;

•	Any default and acceleration of any indebtedness owed by the Company or any of its subsidiaries to any person (other than the bank group) which is in excess of $1,000,000;

•
Any final judgment against the Company or any of its subsidiaries in excess of $1,000,000 which has not been insured to the reasonable satisfaction of Brown Brothers Harriman & Co. as Administrative Agent;

•	Any bankruptcy (voluntary or involuntary) of the Company or any of its subsidiaries; and

•	Any material adverse change in the business or financial condition of the Company and its subsidiaries; or

•	Any change in control of the Company.

The Company used the $40 million term loan proceeds at closing of the acquisition of Kadix described in Item 2.01 above. The facility requires quarterly principal payments on the term loan of $2 million, commencing December 31, 2008.  The Company has the option of selecting an interest rate for the term loan equal to either: (a) the then applicable LIBOR Rate plus 1.50% per annum to 2.50% per annum, depending on the Company’s most recently reported leverage ratio; or (b) the base rate as announced from time to time by the Administrative Agent (the “Base Rate”) plus 0.00% per annum to 0.25% per annum, depending on the Company’s most recently reported leverage ratio. For those portions of the acquisition term loan accruing at the LIBOR Rate, the company has the option of selecting interest periods of 30, 60, 90 or 180 days.  The facility also requires the Company, within thirty days of the closing date, to secure interest rate protection in an amount not less than fifty percent of the outstanding principal balance of the term loan.

The revolver has a five-year term and is available to the Company for general corporate purposes, including strategic acquisitions. The Company used $4.8 million of the revolver to complete the acquisition of Kadix. The interest rate terms on the revolver are similar to those of the term loan.  The revolver matures on August 1, 2013.

The terms of the facility are more fully described in the Fourth Amended and Restated Loan Agreement, dated August 1, 2008, by and among the Company, all of the subsidiaries of the Company, Brown Brothers Harriman & Co., TD Banknorth and Bank of America, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the related pledge agreement, filed as Exhibits 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The required financial statements relating to Kadix are not included in this Report. The Company will file the required financial statements by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission.

(b)	Unaudited Pro Forma Financial Information

The required pro forma financial information is not included in this Report. The Company will file the required pro forma financial information by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission.

(d)	Exhibits

2.1	*	Membership Interest Purchase Agreement among Dynamics Research Corporation and Kadix Systems, LLC and Daisy D. Layman, The Sole Member of Kadix Systems, LLC, dated July 30, 2008.

10.1
Fourth Amended and Restated Loan Agreement by and among Dynamics Research Corporation, DRC International Corporation, H.J. Ford Associates, Inc., Kadix Systems, LLC as the Borrowers, and The Lenders Party hereto and Brown Brothers Harriman & Co., as Administrative Agent and TD Bank, N.A. as Documentation Agent and Bank of America, N.A. as Syndication Agent, as of August 1, 2008.

10.2
Pledge Agreement by and between Dynamics Research Corporation and Brown Brothers Harriman & Co., for itself and as Administrative Agent for each of the Lenders which are and which may become parties to the Loan Agreement, as of August 1, 2008.

*  Certain exhibits and schedules to this Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish supplementally a copy of any omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMICS RESEARCH CORPORATION
(Registrant)

Date: August 5, 2008	/s/ David Keleher
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Exhibit Name	Location

2.1	Membership Interest Purchase Agreement among Dynamics Research Corporation and Kadix Systems, LLC and Daisy D. Layman, The Sole Member of Kadix Systems, LLC, dated July 30, 2008.	Filed herewith

10.1
Fourth Amended and Restated Loan Agreement by and among Dynamics Research Corporation, DRC International Corporation, H.J. Ford Associates, Inc., Kadix Systems, LLC as the Borrowers, and The Lenders Party hereto and Brown Brothers Harriman & Co., as Administrative Agent and TD Bank, N.A. as Documentation Agent and Bank of America, N.A. as Syndication Agent, as of August 1, 2008.
Filed herewith

10.2
Pledge Agreement by and between Dynamics Research Corporation and Brown Brothers Harriman & Co., for itself and as Administrative Agent for each of the Lenders which are and which may become parties to the Loan Agreement, as of August 1, 2008.
Filed herewith